Omega United moves forward with 30 Artists listed on its Online Booking Service

Spokane Washington, May 22, 2007.  Omega United (OTC BB; OMGU), an online entertainment booking service, announced today that it has 30 artists highlighted on its website.

Shelley Clark, the President of Omega United, stated “We are very pleased that we have 30 artists listed on our website at this time.  We believe that in order to begin generating significant revenues, we must create and establish awareness of our brand among consumers and entertainers, and identify and attract potential artists to utilize our services.”  The focal point of Omega United’s marketing efforts will be the positioning of the Omega United website www.omegaeventplanning.com.  In addition to the proposed Internet marketing efforts, the company will identify potential artists through Internet searches, personal recommendations and attending performances.

About Omega United, Inc.

Omega United is an online entertainment booking service.  The Company lists artists ranging in genre from Country-Western, Rock, Pop, Jazz, Blues and others.  Omega United hopes to generate band awareness by increasing it’s listing of artists and generate additional revenue by selling Artsits’ albums and promotional goods online.

Forward-Looking Statement Notice:

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the company believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company and may not materialize. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including risks associated with integrating Pasani’s business and management team,  the company’s ability to obtain additional financing to support its expansion and the effect of general economic and business conditions, among others. The contents of this release should be considered in conjunction with the warnings, risk factors and cautionary statements contained in the company’s recent filings with the SEC, including its Annual Report on Form 10-KSB. Furthermore, the company does not intend (and is not obligated) to update publicly any forward-looking statements, except as required by law.

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